UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N. Capital Avenue

Suite 6-401

Indianapolis, Indiana 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, Calumet, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed John R. Krutz to serve as the Company’s Chief Accounting Officer and principal accounting officer, effective May 21, 2025 (the “Effective Date”). Beginning on the Effective Date, David A. Lunin will no longer serve as the Company’s principal accounting officer. Mr. Lunin will continue to serve as the Executive Vice President, Chief Financial Officer and principal financial officer of the Company.

Prior to serving in his current role, Mr. Krutz, age 50, served as the Chief Financial Officer of Acculevel, Inc. from January 2024 to May 2025. From May 2018 through January 2024, he served in various leadership roles with CliftonLarsonAllen, where he was most recently Principal – Consulting and Accounting Solutions Team. From November 2005 through May 2018, Mr. Krutz served in progressive leadership roles with Calumet Specialty Products Partners, L.P., most recently in the role of Vice President – Finance.

Mr. Krutz and Calumet GP, LLC, a subsidiary of the Company, entered into an Offer Letter of Employment dated April 19, 2025, pursuant to which Mr. Krutz will receive an annual base salary of $335,000. Mr. Krutz will be eligible to participate in the Company’s annual bonus plan with a target bonus equal to 50% of his annual base salary. The receipt of any portion of the bonus award, however, will be subject to the satisfaction of all individual, financial or Company performance metrics imposed upon the bonus award. In the event that Mr. Krutz earns a bonus award pursuant to this plan for fiscal year 2025, the award will be prorated to reflect the number of days during 2025 that Mr. Krutz was employed by the Company. Mr. Krutz will also be eligible to receive annual equity compensation awards pursuant to the Calumet, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP”), with an annual target LTIP award value equal to 40% of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Krutz’s individual contributions, as well as the Company’s achievement of pre-determined performance-based metrics, and will be eligible to cliff vest at the end of a three-year period. For the fiscal year 2025 LTIP program year, subject to Board approval, Mr. Krutz will receive a time-based equity compensation award in the form of 5,660 restricted stock units pursuant to the LTIP that will vest on the third anniversary of his employment with the Company. Mr. Krutz will also be eligible to participate in the Calumet, Inc. Executive Deferred Compensation Plan, as well as all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

There is no arrangement or understanding between Mr. Krutz and any other person pursuant to which he was appointed to be Chief Accounting Officer and principal accounting officer of the Company, and there are no family relationships among Mr. Krutz and any of the executive officers or directors of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Krutz that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: May 21, 2025	By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer